Exhibit 3.1
CERTIFICATE OF INCORPORATION
OF
SUNSHINE ACQUISITION CORPORATION
               FIRST: The name of the corporation (hereinafter sometimes referred to as the “Corporation”) is:
Sunshine Acquisition Corporation
               SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, New Castle County, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.
               THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
               FOURTH: The aggregate number of all classes of shares which the Corporation shall have the authority to issue is one thousand (1,000) shares of common stock, par value of $0.01 per share (the “Common Stock”).
               FIFTH: The rights, preferences, privileges and restrictions granted or imposed upon the Common Stock are as follows:
     1. Dividends. The holders of the Common Stock shall be entitled to the payment of dividends when and as declared by the board of directors of the Corporation (the “Board”) out of funds legally available therefore and to receive other distributions from the Corporation, including distributions of contributed capital, when and as declared by the Board. Any dividends declared by the Board to the holders of the then outstanding Common Stock shall be paid to the holders thereof pro rata in accordance with the number of shares of Common Stock held by each such holder as of the record date of such dividend.
     2. Liquidation, Dissolution or Winding Up. Subject to the rights of any holders of any class of preferred stock which may from time-to-time come into existence and which are then outstanding, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the funds and assets of the Corporation that may be legally distributed to the Corporation’s stockholders shall be distributed among the holders of the then outstanding Common Stock pro rata, in accordance with the number of shares of Common Stock held by each such holder.

     3. Voting. Each holder of Common Stock shall have full voting rights and powers equal to the voting rights and powers of each other holder of Common Stock and shall be entitled to one (1) vote for each share of Common Stock held by such holder. Each holder of Common Stock shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Corporation (as in effect at the time in question) and applicable law, on all matters put to a vote of the stockholders of the Corporation.
               SIXTH: The name and address of the Incorporator is as follows:
Eleanor Romanelli
Latham & Watkins LLP
555 Eleventh Street, NW
Suite 1000
Washington, D.C. 20004
               SEVENTH: In furtherance and not in limitation of the power conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation subject to any limitations contained therein.
               EIGHTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for the breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transactions from which the director derived an improper personal benefit.
               NINTH: Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.
               TENTH: The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the General Corporation Law of the State of Delaware. All rights conferred upon stockholders herein are granted subject to this reservation.

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               ELEVENTH: To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) agents of the Corporation (and any other persons to which the DGCL permits the Corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, by vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by the DGCL and applicable decisional law, with respect to actions for breach of duty to the Corporation, its stockholders, and others.

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          I, THE UNDERSIGNED, being the sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, herein declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 26th day of July, 2005.

/s/ Eleanor Romanelli
Eleanor Romanelli
Incorporator

4

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
SUNSHINE ACQUISITION CORPORATION
          SUNSHINE ACQUISITION CORPORATION, a corporation organized and existing under the laws of the State of Delaware, HEREBY CERTIFIES AS FOLLOWS:
          1. The name of the company is Sunshine Acquisition Corporation (the “Company”).
          2. The Certificate of Incorporation of the Company is hereby amended by striking out Article FOURTH thereof and by substituting in lieu of said Article the following new Article:
          “FOURTH: The aggregate number of all classes of shares which the Company shall have the authority to issue is six hundred thousand (600,000) having a par value of $0.01 per share. All such shares are Common Stock.”
          3. The amendment to the Company’s Certificate of Incorporation set forth in this certificate of amendment has been duly adopted by this Company’s board of directors and stockholders in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.
          IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by the President, Claudius E. Watts IV, this 27th day of July, 2005.

/s/ Claudius E. Watts IV
Name:	Claudius E. Watts IV
Title:	President

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
SUNSHINE ACQUISITION CORPORATION
          SUNSHINE ACQUISITION CORPORATION, a corporation organized and existing under the laws of the State of Delaware, HEREBY CERTIFIES AS FOLLOWS:
          1. The name of the company is Sunshine Acquisition Corporation (the “Company”).
          2. The Certificate of Incorporation of the Company is hereby amended by striking out Article FOURTH thereof and by substituting in lieu of said Article the following new Article:
          “FOURTH: The aggregate number of all classes of shares which the Company shall have the authority to issue is ten million (10,000,000) having a par value of $0.01 per share. All such shares are Common Stock.”
          3. The amendment to the Company’s Certificate of Incorporation set forth in this certificate of amendment has been duly adopted by this Company’s board of directors and stockholders in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.
          IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by the President, Claudius E. Watts IV, this l6th day of November, 2005.

/s/ Claudius E. Watts IV
Name:	Claudius E. Watts IV
Title:	President

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
SUNSHINE ACQUISITION CORPORATION
          SUNSHINE ACQUISITION CORPORATION, a corporation organized and existing under the laws of the State of Delaware, HEREBY CERTIFIES AS FOLLOWS:
          1. The name of the company is Sunshine Acquisition Corporation (the “Corporation”).
          2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article:
          “FIRST: The name of the corporation (hereinafter sometimes referred to as the “Corporation”) is:
SS&C Technologies Holdings, Inc.”
          3. The amendment to the Corporation’s Certificate of Incorporation set forth in this certificate of amendment has been duly adopted by the Corporation’s board of directors and stockholders in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by its Chairman of the Board and Chief Executive Officer, this 4th day of June, 2007.

/s/ William C. Stone
Name:	William C. Stone
Title:	Chairman of the Board and Chief Executive Officer

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
SS&C TECHNOLOGIES HOLDINGS, INC.
          SS&C TECHNOLOGIES HOLDINGS, INC., a corporation organized and existing under the laws of the State of Delaware, HEREBY CERTIFIES AS FOLLOWS:
          1. The name of the corporation is SS&C Technologies Holdings, Inc. (the “Corporation”).
          2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article FOURTH thereof and by substituting in lieu of said Article the following new Article:
          “FOURTH: The aggregate number of all classes of shares which the Corporation shall have the authority to issue is one hundred million (100,000,000) having a par value of $0.01 per share. All such shares are Common Stock.”
          3. The amendment to the Corporation’s Certificate of Incorporation set forth in this certificate of amendment has been duly adopted by the Corporation’s board of directors and stockholders in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by its Chairman of the Board and Chief Executive Officer, this 22 day of April, 2008.

/s/ William C. Stone
Name:	William C. Stone
Title:	Chairman of the Board and Chief Executive Officer

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
SS&C TECHNOLOGIES HOLDINGS, INC.
          SS&C TECHNOLOGIES HOLDINGS, INC. (hereinafter called the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, HEREBY CERTIFIES AS FOLLOWS:
     The Board of Directors of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware duly adopted a resolution setting forth a proposed amendment to the Corporation’s Certificate of Incorporation (the “Certificate of Incorporation”) and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware. Accordingly, to effect such proposed amendment:
     The Certificate of Incorporation is hereby amended by striking out Article FOURTH thereof and by substituting in lieu of said Article the following new Article:
“FOURTH. That, effective on the filing of this Certificate of Amendment of Certificate of Incorporation (the “Effective Time”), a one-for-seven and one half reverse stock split of the Corporation’s Common Stock shall become effective, pursuant to which each seven and one half shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time (such reclassification and combination of shares designated as the “Reverse Stock Split”). No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split. In lieu of any fractional shares to which the stockholder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of the Common Stock as determined by the Board of Directors of the Corporation.
Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Effective Time into which the shares formerly represented by such certificate have been reclassified (as well as the right to receive cash in lieu of fractional shares of Common Stock after the Effective Time); provided, however, that each person of record holding a certificate that represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate, a new certificate evidencing and representing the number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified.
The aggregate number of all classes of shares which the Corporation shall have the authority to issue is ten million (10,000,000) having a par value of $0.01 per share. All such shares are Common Stock.”

          IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by its Chairman of the Board of Directors and Chief Executive Officer, this 31st day of December, 2008.

/s/ William C. Stone
Name:	William C. Stone
Title:	Chairman of the Board and Chief Executive Officer

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
SS&C TECHNOLOGIES HOLDINGS, INC.
          SS&C TECHNOLOGIES HOLDINGS, INC. (hereinafter called the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, HEREBY CERTIFIES AS FOLLOWS:
     The Board of Directors of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware duly adopted a resolution setting forth a proposed amendment to the Corporation’s Certificate of Incorporation (the “Certificate of Incorporation”) and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware. Accordingly, to effect such proposed amendment:
     The Certificate of Incorporation is hereby amended by striking out Articles FOURTH and FIFTH thereof and by substituting in lieu of said Articles the following new Articles:
“FOURTH. The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 10,500,000, consisting of (i) 10,000,000 shares of Common Stock, $0.01 par value per share (“Common Stock”), and (ii) 500,000 shares of Class A Non-Voting Common Stock, $0.01 par value per share (the “Class A Common Stock”).

“FIFTH. Except as set forth in this Article FIFTH, the Common Stock and the Class A Common Stock shall have the same rights, preferences, privileges and restrictions and shall rank equally, share ratably and be identical in all respects as to all matters. The rights, preferences, privileges and restrictions granted or imposed upon each class of capital stock of the Corporation are as follows:

1. Dividends. The holders of Common Stock and Class A Common Stock shall be entitled to the payment of dividends when and as declared by the Board out of funds legally available therefore and to receive other distributions from the Corporation, including distributions of contributed capital, when and as declared by the Board. Any dividends declared by the Board to the holders of the then outstanding shares of Common Stock or Class A Common Stock, as applicable, shall be paid to the holders thereof pro rata in accordance with the number of shares of Common Stock or Class A Common Stock, as applicable, held by each such holder as of the record date of such dividend. The Common Stock shall not be changed into a different number of shares of Common Stock or the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, recapitalization, stock dividend or otherwise, unless there is a simultaneous and proportionate change to the outstanding shares of Class A Common Stock. The Class A Common Stock shall not be changed into a different number of shares of Class A Common Stock or the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, recapitalization, stock dividend or otherwise, unless there is a simultaneous and proportionate change to the outstanding shares of Common Stock.

2. Liquidation, Dissolution or Winding Up. Subject to the rights of any holders of any class of preferred stock which may from time-to-time come into existence and which are then outstanding, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the funds and assets of the Corporation that may be legally distributed to the Corporation’s shareholders shall be distributed among the holders of the then outstanding shares of Common Stock and Class A Common Stock, pro rata based on the number of shares held by each such holder, treating for this purpose all shares of Class A Common Stock as if they had been converted to Common Stock pursuant to the terms of the Certificate of Incorporation immediately prior to such dissolution, liquidation or winding up of the Corporation.
3. Voting. Each holder of Common Stock shall be entitled to one (1) vote for each share of Common Stock held by such holder. Each holder of Common Stock shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Corporation (as in effect at the time in question) and applicable law, on all matters put to a vote of the stockholders of the Corporation. The Class A Common Stock shall not be entitled to vote except as otherwise specifically required by law.
4. Automatic Conversion of Class A Common Stock. Each share of Class A Common Stock shall automatically be converted into one share of Common Stock upon (i) the expiration, with respect to a holder of Class A Common Stock, of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) such that such holder could acquire shares of Common Stock issuable upon conversion of such holder’s shares of Class A Common Stock in compliance with the HSR Act, (ii) any other event, the occurrence of which results in the ability of a holder of Class A Common Stock to acquire the shares of Common Stock issuable upon conversion of the Class A Common Stock pursuant to this Section 4 in compliance with the HSR Act or (iii) the Sale (as defined below) of such share of Class A Common Stock. A “Sale” shall mean any sale, assignment, transfer or other disposition, by operation of law or otherwise, of a share of Class A Common Stock, or any interest therein, to a person or entity (x) that would not be required to make a filing under the HSR Act to acquire an equal number of shares of Common Stock or (y) for which the waiting period under the HSR Act applicable to such person acquiring an equal number of shares of Common Stock has expired.
5. Mechanics of Conversion. In the event of an automatic conversion pursuant to Section 4 above, the outstanding shares of Class A Common Stock shall be converted automatically without any further action by the holder of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless either the certificates evidencing such shares of Class A Common Stock are surrendered, duly endorsed, to the Corporation or its transfer agent with written notice that such shares have been converted, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation (but shall not be required to provide a bond) to indemnify the Corporation from any loss incurred by it in connection with such certificates.
No fractional shares of Common Stock shall be issued upon conversion of the Class A Common Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board. Any shares of Class A Common Stock that are converted to Common Stock shall be retired and cancelled and may not be reissued as shares of Class A Common Stock, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Class A Common Stock accordingly.
[Remainder of page intentionally left blank.]

          IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by its Chairman of the Board of Directors and Chief Executive Officer, this 16th day of February, 2010.

/s/ William C. Stone
Name:	William C. Stone
Title:	Chairman of the Board and Chief Executive Officer

[Signature Page to Certificate of Amendment]

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
SS&C TECHNOLOGIES HOLDINGS, INC.
          SS&C TECHNOLOGIES HOLDINGS, INC. (hereinafter called the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, HEREBY CERTIFIES AS FOLLOWS:
     The Board of Directors of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware duly adopted a resolution setting forth a proposed amendment to the Corporation’s Certificate of Incorporation (the “Certificate of Incorporation”) and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware. Accordingly, to effect such proposed amendment:
     The Certificate of Incorporation is hereby amended by striking out Article FOURTH thereof and by substituting in lieu of said Article the following new Article:
“FOURTH. The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 105,000,000, consisting of (i) 100,000,000 shares of Common Stock, $0.01 par value per share (“Common Stock”), and (ii) 5,000,000 shares of Class A Non-Voting Common Stock, $0.01 par value per share (the “Class A Common Stock”).

          IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by its Chairman of the Board and Chief Executive Officer, this tenth day of March, 2010.

/s/ William C. Stone
Name:	William C. Stone
Title:	Chairman of the Board and Chief Executive Officer